Exhibit 10.3

SECURITIES PURCHASE AGREEMENT

DATED AS OF JANUARY 30, 2026

AMONG

FARADAY FUTURE INTELLIGENT ELECTRIC INC.,

as the Issuer

and

GOLD KING ARTHUR HOLDING LIMITED

ANNEXES, EXHIBITS AND SCHEDULES

ANNEX
Annex A	-	Definitions

SCHEDULES
Schedule 3.1	-	Existence, Organizational Identification Numbers, Foreign Qualification, Prior Names
Schedule 3.4	-	Capitalization
Schedule 3.6	-	Litigation
Schedule 3.7	-	Ownership of Property
Schedule 3.8	-	Labor Matters
Schedule 3.11	-	Taxes
Schedule 3.12	-	ERISA
Schedule 3.15	-	Real Estate
Schedule 3.16	-	Insurance
Schedule 3.17	-	Debt
Schedule 3.22	-	Listing and Maintenance Requirements
Schedule 8.6	-	Certain Related Transactions

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SECURITIES PURCHASE AGREEMENT

This SECURITIES PURCHASE AGREEMENT dated as of January 30, 2026 (the “Signing Date”), is by and among, FARADAY FUTURE INTELLIGENT ELECTRIC INC. (the “Issuer” or the “Company”), and GOLD KING ARTHUR HOLDING LIMITED , (the “Purchaser”).

RECITALS:

WHEREAS, subject to the terms and conditions set forth in this Agreement and pursuant to Section 4(a)(2) of the Securities Act (as defined below) and Regulation D promulgated thereunder, the Company desires to issue and sell to the Purchaser, and the Purchaser desires to purchase from the Company, securities of the Company as more fully described in this Agreement.

NOW, THEREFORE, IN CONSIDERATION of the mutual covenants contained in this Agreement, and for other good and valuable consideration the receipt and adequacy of which are hereby acknowledged, the Company and the Purchaser agree as follows:

ARTICLE 1 DEFINITIONS

Section 1.1 Certain Defined Terms.

Capitalized terms used herein and not otherwise defined herein shall have the meanings ascribed to such terms on Annex A to this Agreement.

Section 1.2 Accounting Terms and Determinations.

Unless otherwise specified herein, all accounting terms used herein shall be interpreted, all accounting determinations hereunder (including without limitation determinations made pursuant to the exhibits hereto) shall be made, and all financial statements required to be delivered hereunder shall be prepared on a consolidated basis in accordance with GAAP consistently applied. Notwithstanding any other provision contained herein, all terms of an accounting or financial nature used herein shall be construed, and all computations of amounts and ratios referred to herein shall be made, without giving effect to any election under Accounting Standards Codification 825-10 (or any other Financial Accounting Standard having a similar result or effect) to value any Indebtedness or other liabilities of the Issuer or any Subsidiary of the Issuer at “fair value.”

Section 1.3 Other Definitional Provisions and References.

References in this Agreement to “Articles”, “Sections”, “Annexes”, “Exhibits” or “Schedules” shall be to Articles, Sections, Annexes, Exhibits or Schedules of or to this Agreement unless otherwise specifically provided. Any term defined herein may be used in the singular or plural. “Include”, “includes” and “including” shall be deemed to be followed by “without limitation”. Except as otherwise specified or limited herein, references to any Person include the successors and assigns of such Person. References “from” or “through” any date mean, unless otherwise specified, “from and including” or “through and including”, respectively. Unless otherwise specified herein, the settlement of all payments and fundings hereunder between or among the parties hereto shall be made in lawful money of the United States and in immediately available funds. Time is of the essence for each performance obligation of the Issuer under this Agreement. All amounts used for purposes of financial calculations required to be made herein shall be without duplication. References to any statute or act shall include all related current regulations and all amendments and any successor statutes, acts and regulations. References to any statute or act, without additional reference, shall be deemed to refer to federal statutes and acts of the United States. References to any agreement, instrument or document shall include all schedules, exhibits, annexes and other attachments thereto. Unless otherwise expressly provided herein, references to agreements and other contractual instruments, including this Agreement, shall be deemed to include all subsequent amendments thereto, restatements and substitutions thereof and other modifications and supplements thereto which are in effect from time to time, but only to the extent such amendments and other modifications are not prohibited by the terms hereof. References to any statute or regulation may be made by using either the common or public name thereof or a specific cite reference and, except as otherwise provided with respect to FATCA, are to be construed as including all statutory and regulatory provisions related thereto or consolidating, amending, replacing, supplementing or interpreting the statute or regulation.

ARTICLE 2

PURCHASE AND SALE

Section 2.1 Closing.

(a) On the Closing Date, upon the terms and subject to the conditions set forth herein, the Company agrees to sell, and the Purchaser agrees to purchase the number of shares of Common Stock (the “Shares”) set forth under the heading “Subscription Amount” on the Purchaser’s signature page hereto (the “Subscription Amount”), at the Per Share Purchase Price.

(b) The Purchaser shall deliver to the Company, via wire transfer, immediately available funds equal to the Purchaser’s Subscription Amount as set forth on the signature page hereto executed by the Purchaser shall be made available for Delivery Versus Payment (“DVP”) settlement with the Company or its designees. The Company shall deliver to the Purchaser its Shares, and the Company and the Purchaser shall deliver the other items set forth in Section 2.2 at the Closing. Upon satisfaction of the covenants and conditions set forth in Sections 2.2 and 5.1, the Closing shall occur remotely via the exchange of documents and signatures or such other location as the parties shall mutually agree. The settlement of the Shares shall occur via DVP (i.e., on the Closing Date, the Company shall issue the Shares registered in the Purchaser’s name and address and released by the Transfer Agent directly to the account identified by the Purchaser. Upon receipt of such Shares, the payment therefor shall promptly be made by wire transfer to the Company.

(c) Notwithstanding anything to the contrary herein, the Company shall not issue any Shares pursuant to this Agreement and the Purchaser shall not have the obligation to purchase any Shares pursuant to this Agreement to the extent (but only to the extent) that after giving effect to such purchase and sale, the aggregate number of shares of Common Stock issued to the Purchaser pursuant to this Agreement would exceed the Maximum Percentage or otherwise exceed the aggregate number of shares of Common Stock which the Company may issue without breaching the Company’s obligations under the rules and regulations of Nasdaq.

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Section 2.2 Deliverables.

(a) On or prior to the Closing Date, the Company shall deliver or cause to be delivered to the Purchaser the following:

(i) this Agreement duly executed by the Company;

(ii) a legal opinion of Company Counsel;

(iii) the Company’s wire instructions, on Company letterhead and executed by the Company’s Co-Chief Executive Officer or Chief Financial Officer;

(iv) a copy of the irrevocable instructions to the Transfer Agent instructing the Transfer Agent to deliver on an expedited basis via The Depository Trust Company Deposit or Withdrawal at Custodian system (“DWAC”) the Purchaser’s Shares, registered in the name of the Purchaser; and

(v) a Secretary’s Certificate, certifying that (i) knowledge of such individual, the representations and warrants of the Company in this Agreement are true and correct in all material respects, as if made on and as of the date hereof and the Closing Date; (ii) each of the Third Amended and restated Certificate of the Company, as amended from time to time, and the Certificate of Incorporation, Certificate of Formation or Articles of Incorporation as applicable, for each Domestic Subsidiary, and all amendments thereto, as attached to such certificate is true and complete, has not been modified and is in full force and effect as of the date hereof; (iii) the bylaws of the Company and bylaws or operating agreements, as applicable of each Domestic Subsidiary, and all amendments thereto, are in full force and effect as of the date hereof;

(iv) that the resolutions of the Company’s board of directors relating to the Offering attached to such certificate are in full force and effect and have not been modified; and

(v) the good standings of the Company and each Domestic Subsidiary, issued by the Secretary of the State of Delaware and California, as applicable, are true and correct.

(b) On or prior to the Closing Date, the Purchaser shall deliver or cause to be delivered to the Company the following:

(i) this Agreement duly executed by such Purchaser; and

(ii) the Purchaser’s Subscription Amount, which shall be made available for DVP settlement with the Company or its designees.

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ARTICLE 3

REPRESENTATIONS AND WARRANTIES

To induce the Purchaser to enter into this Agreement and to purchase the Shares and other transactions contemplated thereby, the Issuer hereby represents and warrants to the Purchaser that the following are true, correct and complete as of the Signing Date, and after giving effect to the consummation of the transactions contemplated by this Agreement will be, true, correct and complete as of the Closing Date:

Section 3.1 Existence and Power.

The Issuer and each of its Domestic Subsidiaries (a) is an entity duly organized, validly existing and in good standing (to the extent applicable in the relevant jurisdiction) under the laws of its jurisdiction of incorporation, organization, or formation, which, with respect to the Issuer and each such Domestic Subsidiary, in existence as of the Closing Date, is specified on Schedule 3.1, has the same legal name as it appears in such Person’s Organizational Documents and an organizational identification number (if any), in each case as of the Closing Date as specified on Schedule 3.1, and (b) has all powers and all governmental licenses, authorizations, registrations, permits, consents and approvals required under all applicable Laws and required in order to carry on its business as now conducted (collectively, “Permits”), except where the failure to have such Permits could not reasonably be expected to have a Material Adverse Effect. The Issuer and each of its Domestic Subsidiaries is qualified to do business as a foreign entity in each jurisdiction in which it is required to be so qualified, except where the failure to be so qualified could not reasonably be expected to have a Material Adverse Effect. Except as set forth on Schedule 3.1 or in the SEC Reports, neither the Issuer nor any of its Domestic Subsidiaries has had, over the five (5) year period preceding the Closing Date, any name other than its current name or was incorporated or organized under the laws of any jurisdiction other than its current jurisdiction of incorporation or organization. As of the Closing Date, except for the Subsidiaries set forth on Schedule 3.1 or in the SEC Reports, no Subsidiary exists.

Section 3.2 Organizational Authority and Governmental Authorization; No Contravention.

The execution, delivery and performance by the Issuer of this Agreement (a) are within its corporate powers, (b) have been duly authorized by all necessary action pursuant to its Organizational Documents, (c) require no further approval, consent, exemption, authorization or other action by or in respect of, or filing with, or notice to, any Governmental Authority with respect to any shares of Common Stock except for (i) the approvals, consents, exemptions, authorizations, actions, notices and filings that have been duly obtained, taken, given or made and are in full force and effect and (ii) those approvals, consents exemptions, authorization, actions, notices and filings, the failure of which to obtain or make has not resulted in, or could not reasonably be expected, individually or in the aggregate to result in a Material Adverse Effect and (d) do not violate, conflict with or cause a breach or a default under or a right of termination under (i) any of the Organizational Documents of the Issuer and each of its Domestic Subsidiaries; or (ii) any applicable Law or any contract, agreement, lease or other instrument binding upon it or its properties, except for such violations, conflicts, breaches or defaults or rights of termination as could not, with respect to this clause (d)(ii), reasonably be expected to have a Material Adverse Effect.

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Section 3.3 Binding Effect.

This Agreement constitutes a valid and binding agreement or instrument of the Issuer, enforceable against the Issuer in accordance with its respective terms, except as the enforceability thereof may be limited by bankruptcy, insolvency or other similar laws relating to the enforcement of creditors’ rights generally and by general equitable principles.

Section 3.4 Capitalization.

The authorized and issued and outstanding Capital Stock of each of the Issuer and each Domestic Subsidiary as of the Signing Date is as set forth on Schedule 3.4. Except as set forth on Schedule 3.4, all issued and outstanding Capital Stock of each such Person is duly authorized and validly issued, fully paid, non-assessable (to the extent that such concepts apply to such Capital Stock), free and clear of all liens and such Capital Stock was issued in compliance with all applicable laws. The identity of the holders of the Capital Stock of each Domestic Subsidiary and the percentage of the fully diluted ownership of the Capital Stock of each such Person as of the Signing Date is set forth on Schedule 3.4. Except as set forth on Schedule 3.4 or in the SEC Reports, as of the Signing Date there are no preemptive or other outstanding rights, options, warrants, conversion rights or similar agreements or understandings for the purchase or acquisition of the Issuer or any Domestic Subsidiary of any Capital Stock of any such Person.

Section 3.5 Financial Information.

(a) Annual Financial Statements. The historical annual financial statements of the Issuer and its Subsidiaries as of December 31, 2024, copies of which have been delivered to the Purchaser (provided, that filing of such historical annual financials with the Commission shall constitute delivery to the Purchaser), (i) were prepared substantially in accordance with GAAP consistently applied throughout the period covered thereby, except as otherwise expressly noted therein; (ii) fairly present, in all material respects, the financial condition of such Persons as of such date and their results of operations for the periods covered thereby in accordance with GAAP consistently applied throughout the periods covered thereby, except as otherwise expressly noted therein; and (iii) show all material indebtedness and other liabilities, direct or contingent, of such Persons as of such date, including liabilities for taxes, material commitments and Debt.

(b) Unaudited Interim Financial Statements. The historical interim financial statement of the Issuer and its Subsidiaries as of March 31, 2025, June 30, 2025, and September 30, 2025, copies of which have been delivered to the Purchaser (provided, that filing of such historical interim financials with the Commission shall constitute delivery to the Purchaser), (i) were prepared substantially in accordance with GAAP consistently applied throughout the periods covered thereby, except as otherwise expressly noted therein, and (ii) fairly present, in all material respects, the financial condition of such Persons as of such date and their results of operations for the periods covered thereby, subject, in the case of clauses (i) and (ii), to the absence of footnotes and to normal year-end audit adjustments and adjustments for purchase accounting.

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Any such historical financials that the Issuer filed with the Commission via EDGAR shall be deemed to have been delivered to the Purchaser.

Section 3.6 Litigation.

Except as set forth on Schedule 3.6 or in the SEC Reports, there is no Litigation involving monetary damages in excess of $2,500,000 in the aggregate pending against, or, to the knowledge of the Issuer or any of its Domestic Subsidiaries, threatened in writing against the Issuer, any of its Domestic Subsidiaries or any of their respective properties.

Section 3.7 Ownership of Property.

Except as set forth on Schedule 3.7 or in the SEC Reports, the Issuer and each of its Domestic Subsidiaries is the lawful owner of, has good and marketable title to and is in lawful possession of, or has valid leasehold interests in, license to or right to use, all properties and other assets (except for real property interests, which is covered in Schedule 3.15) reported by the Issuer or such Domestic Subsidiary to be owned or leased (as the case may be) by such Person, except (i) for any such properties which are immaterial to the operations of the Issuer’s or such Domestic Subsidiary’s respective business or (ii) as may have been disposed of in the Ordinary Course of Business or otherwise in compliance with the terms hereof.

Section 3.8 Labor Matters.

There are no strikes or other labor disputes pending or threatened against the Issuer or any of its Domestic Subsidiaries, which could reasonably be expected to have a Material Adverse Effect. Since January 1, 2021, hours worked and payments made to the employees of the Issuer and each of its Domestic Subsidiaries have not been in violation, in any material respect, of the Fair Labor Standards Act or any other applicable Law dealing with such matters. All payments due from the Issuer and its Domestic Subsidiaries, or for which any claim may be made against any of them, on account of wages and employee and retiree health and welfare insurance and other benefits have been paid or accrued as a liability on their books, as the case may be, except as could not reasonably be expected to have a Material Adverse Effect. As of each Closing Date, all pending strikes and material labor disputes related to any collective bargaining agreements to which the Issuer or any of its Domestic Subsidiaries is a party are set forth on Schedule 3.8 or in the SEC Reports. All material payments due from the Issuer or any of its Domestic Subsidiaries on account of (a) workers’ compensation, employee health plans, social security and welfare insurance and employee income tax source deductions and vacation pay; and (b) the equivalent plans of those specified in subsection (a) in each foreign (non-U.S.) jurisdiction where the Issuer or any such Domestic Subsidiary carries on business, in each case, have been paid in full to date or accrued as a liability on the books of the Issuer and each such Domestic Subsidiary . Neither the Issuer nor any of its Domestic Subsidiaries has any obligation under any collective bargaining agreement which would be reasonably expected to result in a Material Adverse Effect. There is no material organizing activity involving the Issuer or any of its Domestic Subsidiaries by any labor union or group of employees which would be expected to result in a Material Adverse Effect.

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Section 3.9 Investment Company.

Neither the Issuer nor any of its Domestic Subsidiaries is an “investment company” or a company “controlled” by an “investment company” or a “subsidiary” of an “investment company,” all within the meaning of the Investment Company Act of 1940. The Issuer and its Domestic Subsidiaries are not subject to regulation under the Federal Power Act, the Interstate Commerce Act, any state public utilities code, or any other federal or state statute, rule or regulation limiting its ability to incur Debt, or which may render its obligations under this Agreement unenforceable.

Section 3.10 Compliance With Laws; Anti-Terrorism Laws.

(a) Laws Generally. The Issuer and each Domestic Subsidiary is in compliance with the requirements of all applicable Laws, except to the extent such noncompliance could not reasonably be expected to have a Material Adverse Effect.

(b) Anti-Terrorism Laws. Neither the Issuer nor any of its Domestic Subsidiaries, or, to the knowledge of the Issuer and its Domestic Subsidiaries, none of their Affiliates (i) is in violation of any Anti-Terrorism Law, or (ii) is a Blocked Person, or is controlled by a Blocked Person. Neither the Issuer nor any of its Domestic Subsidiaries, or, to the knowledge of the Issuer and its Domestic Subsidiaries, none of their Affiliates, (A) conducts any business or engages in making or receiving any contribution of funds, goods or services to or for the benefit of any Blocked Person, or (B) deals in any property or interest in property blocked pursuant to Executive Order No. 13224, any similar executive order or other Anti-Terrorism Law. No part of the proceeds from the issuance of the Shares will be used directly or, to the knowledge of the Issuer and its Domestic Subsidiaries, indirectly for any payments to any government official or employee, political party, official of a political party, candidate for political office, or anyone else acting in an official capacity, in order to obtain, retain or direct business or obtain any improper advantage, in violation of the FCPA or any other applicable Law dealing with such matters.

Section 3.11 Taxes.

Except as set forth on Schedule 3.11 or in the SEC Reports, all federal, state and foreign tax returns, reports and statements required to be filed by or on behalf of the Issuer or any Domestic Subsidiary have been timely filed with the appropriate Governmental Authorities in each jurisdiction in which such returns, reports and statements are required to be filed and, except to the extent subject to a Permitted Contest, all taxes (including sales, employment and real property taxes) and other charges shown to be due and payable in respect thereof or otherwise due from the Issuer or any Domestic Subsidiary in any material amount have been timely paid prior to the date on which any fine, penalty, interest, late charge or loss may be added thereto for nonpayment thereof.

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Section 3.12 Compliance with ERISA; Foreign Benefit Plans.

(a) ERISA Plans. Schedule 3.12 lists all Pension Plans and Multiemployer Plans of the Issuer and its Domestic Subsidiaries. Except as could not reasonably be expected to have a Material Adverse Effect, each ERISA Plan (and the related trusts and funding agreements) complies in form and in operation with, has been administered in material compliance with, and the terms of each ERISA Plan satisfies, the applicable requirements of ERISA and the Code in all material respects. Each ERISA Plan which is intended to be qualified under Section 401(a) of the Code is so qualified, and the United States Internal Revenue Service has issued a favorable determination letter with respect to each such ERISA Plan which may be relied on currently. Neither the Issuer nor any of its Domestic Subsidiaries has incurred liability for any material excise tax under any of Sections 4971 through 5000 of the Code.

(b) Pension Plans and Multiemployer Plans. During the thirty-six (36) month period prior to the issuance of the Shares, (i) no steps have been taken to terminate any Pension Plan and (ii) no failure to make contributions with respect to any Pension Plan sufficient to give rise to a Lien under the Code has occurred. All amounts required by Code Sections 412 and 430 to be funded by the Issuer or any Domestic Subsidiary or any member of a Controlled Group with respect to a Pension Plan have been made in compliance therewith. No condition exists or event or transaction has occurred with respect to any Pension Plan which could result in the incurrence by the Issuer and Domestic Subsidiaries, taken as a whole, of any liabilities, fines and penalties exceeding $500,000 (excluding, for the avoidance of doubt, current PBGC premiums or other contributions required by ERISA or other applicable Law in the ordinary course). The Issuer and Domestic Subsidiaries, taken as a whole, have not incurred liabilities exceeding $500,000 to the PBGC (other than for current premiums) with respect to any Pension Plan. All contributions (if any) have been made on a timely basis to any Multiemployer Plan that are required to be made by the Issuer, any of its Domestic Subsidiaries or any member of the Controlled Group under the terms of such plan, any collective bargaining agreement, or by applicable Law. Neither the Issuer, any of its Domestic Subsidiaries nor any member of the Controlled Group (A) has withdrawn or partially withdrawn from any Multiemployer Plan, (B) has incurred any withdrawal liability with respect to any such plan, or (C) has received notice of any claim or demand for withdrawal liability or partial withdrawal liability from any such plan (in each case with respect to which there is any unsatisfied withdrawal liability). No member of the Controlled Group has received any written notice that a Multiemployer Plan is in reorganization or termination, that increased contributions may be required to avoid a reduction in plan benefits or the imposition of any excise tax, that any such plan is or has been funded at a rate less than that required under Section 412 or Section 431 of the Code, that any such plan is or may be terminated, or that any such plan is or is expected to become insolvent.

(c) With respect to each program, plan or arrangement mandated by a government other than the United States providing for post-employment benefits (each a “Foreign Government Benefit Plan”) and with respect to each employee benefit plan maintained or contributed to by the Issuer or any Domestic Subsidiary that is not subject to Laws of the United States providing for post-employment benefits (each, a “Foreign Plan”), to the Issuer’s and its Domestic Subsidiaries’ knowledge: (i) all employee and employee contributions required by Law or by the terms of any Foreign Government Benefit Plan or any Foreign Plan have been made, or, if applicable, accrued, in accordance with normal accounting practices, (ii) the liability of the Issuer or any Domestic Subsidiary with respect to a Foreign Plan is reflected in accordance with normal accounting practices or the financial statements of the Issuer or such Domestic Subsidiary, as the case may be and (iii) each Foreign Plan required to be registered has been registered and has been maintained in good standing with applicable regulatory authorities unless in each case under the foregoing clauses (i), (ii) and (iii), the failure to do so could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

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Section 3.13 Environmental Compliance.

(a) Hazardous Materials. No Hazardous Materials (i) are currently located on any properties owned, leased or operated by the Issuer or any Domestic Subsidiary in violation of any Environmental Law, except for violations which could not reasonably be expected to have a Material Adverse Effect, or (ii) have been released into the environment, or deposited, discharged, placed or disposed of at, on, under or near any of such properties in a manner that would require the taking of any action by the Issuer or any Domestic Subsidiary under any Environmental Law and have resulted in, or could reasonably be expected to result in, a Material Adverse Effect. No portion of any such property is being used, or to the Issuer’s or its Domestic Subsidiaries’ knowledge, has been used at any previous time, for the disposal, storage, treatment, processing or other handling of Hazardous Materials in material violation of any Environmental Law nor to the Issuer’s or its Domestic Subsidiaries’ knowledge is any such property affected by any Hazardous Materials Contamination, which in each case, would reasonably be expected to result in a Material Adverse Effect. All written notifications of a release of Hazardous Materials required to be filed by or on behalf of the Issuer or any Domestic Subsidiary under any applicable Environmental Law have been filed or are in the process of being timely filed by or on behalf of the Issuer or Domestic Subsidiary, except where the failure to do so could not reasonably be expected to have a Material Adverse Effect.

(b) Notices Regarding Environmental Compliance. No written notice, notification, demand, request for information, citation, summons, complaint or order has been issued, no complaint has been filed, no penalty has been assessed and no investigation or review is pending, or to the Issuer’s or and its Domestic Subsidiaries’ knowledge, threatened by any Governmental Authority or other Person with respect to any (i) alleged violation by the Issuer or any Domestic Subsidiary of any Environmental Law, (ii) alleged failure by the Issuer or any such Domestic Subsidiary to have any Permits required in connection with the conduct of its business or to comply with the terms and conditions thereof, (iii) any generation, treatment, storage, recycling, transportation or disposal of any Hazardous Materials or (iv) release of Hazardous Materials, except in each case of the foregoing to the extent as would not reasonably be expected to have a Material Adverse Effect.

(c) Properties Requiring Remediation. No property now owned or leased by the Issuer or any Domestic Subsidiary and, to the Issuer’s or its Domestic Subsidiaries’ knowledge, no such property previously owned or leased by the Issuer or any such Domestic Subsidiary, to which the Issuer or any such Domestic Subsidiary has, directly or indirectly, transported or arranged for the transportation of any Hazardous Materials, is listed or, to the Issuer’s or any of its Domestic Subsidiaries’ knowledge, proposed for listing, on the National Priorities List promulgated pursuant to SEMS or any state list or is the subject of federal, state or local enforcement actions or other investigations which may lead to claims against the Issuer or any such Domestic Subsidiary for clean-up costs, remedial work, damage to natural resources or personal injury claims, including, but not limited to, claims under CERCLA or RCRA, except, in each case of the foregoing, to the extent as would not reasonably be expected to have a Material Adverse Effect.

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(d) Underground Storage Tanks. Neither the Issuer nor any of its Domestic Subsidiaries operates any underground storage tanks on any property owned or leased by the Issuer or any Domestic Subsidiary that are not registered or permitted in accordance with applicable Environmental Laws or that the Issuer or any of its Domestic Subsidiaries is required to monitor, maintain, retrofit, upgrade, investigate, abate, remediate or remove under Environmental Law, except to the extent as could not reasonably be expected to have a Material Adverse Effect.

(e) Environmental Liens. No Liens exist under or pursuant to any applicable Environmental Laws on any real property or other assets owned by the Issuer or any Domestic Subsidiary, and to the Issuer’s or any of its Domestic Subsidiaries’ knowledge no actions by any Governmental Authority have been taken or are in process which could subject any of such properties or assets to such Liens, except to the extent as could not reasonably be expected to have a Material Adverse Effect.

Section 3.14 Intellectual Property.

The Issuer and each Domestic Subsidiary owns, is licensed to use or otherwise has the right to use, all Intellectual Property Rights that are material to the business or operations of the Issuer or such Domestic Subsidiary as currently conducted.

Section 3.15 Real Property Interests.

Except as set forth on Schedule 3.15 or in the SEC Reports, neither the Issuer nor any Domestic Subsidiary has any ownership, leasehold or other possessory interest in real property. Schedule 3.15 sets forth, with respect to each parcel of real estate owned or leased by the Issuer or any Domestic Subsidiary, the street address of each such parcel.

Section 3.16 Insurance. Except as set forth on Schedule 3.16 or in the SEC Reports, the Issuer does not maintain any other insurance policies.

Section 3.17 Debt.

Set forth on Schedule 3.17 or in the SEC Reports is a true and complete list of all Debt of the Issuer and such Schedule accurately sets forth the aggregate principal amount of such Debt as of the Signing Date.

Section 3.18 Material Non-Public Information. All material non-public information regarding the Issuer or any Domestic Subsidiary that has been disclosed to the Purchaser on or prior to the date hereof, has been disclosed, or will be disclosed, in the 8-K filing to be made by the Issuer prior to the commencement of trading on the first Trading Day following the date hereof.

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Section 3.19 Private Offering. Assuming the accuracy of the Purchaser’s representations and warranties contained in Article 8, no registration of the Shares pursuant to the provisions of the Securities Act or state securities or “blue sky” laws will be required for the offer, sale or issuance of the Shares by the Issuer to the Purchaser pursuant to this Agreement.

Section 3.20 Sanctions; Anti-Corruption.

(a) Neither the Issuer nor any of its Domestic Subsidiaries, nor, to the knowledge of the Issuer or any Domestic Subsidiary, any employee, agent, or affiliate of the Issuer or any of its Domestic Subsidiaries is an individual or entity that is, or is owned or controlled by persons that are: (i) the subject of any sanctions administered or enforced by OFAC, the U.S. Department of State, the United Nations Security Council, the European Union, the Government of Canada, Her Majesty’s Treasury, or other relevant sanctions authority (collectively, “Sanctions”), or (ii) located, organized or resident in a country or territory that is, or whose government is, the subject of Sanctions (including Crimea, Cuba, Iran, North Korea and Syria).

(b) The Issuer, its Domestic Subsidiaries and their respective directors and officers and, to the knowledge of the Issuer and any Domestic Subsidiary, any employees and the agents of the Issuer and its Domestic Subsidiaries, are in compliance with all applicable Sanctions and with the FCPA and any other applicable anti-corruption law. The Issuer and their Domestic Subsidiaries have instituted and maintain policies and procedures designed to ensure continued compliance with applicable Sanctions, the FCPA, and any other applicable anti-corruption laws.

Section 3.21 Issuance of the Securities. The Shares have been duly authorized and when issued in accordance with this Agreement, will be validly issued, fully paid and nonassessable, free and clear of all Liens imposed by the Issuer other than restrictions on transfer provided for in this Agreement.

Section 3.22 Listing and Maintenance Requirements. The Common Stock is registered pursuant to Section 12(b) or 12(g) of the Exchange Act, and the Issuer has taken no action designed to, or which to its knowledge is likely to have the effect of, terminating the registration of the Common Stock under the Exchange Act nor has the Issuer received any notification that the Commission is contemplating terminating such registration. Except as set forth on Schedule 3.22 or in the SEC Reports, the Issuer is, and has no reason to believe that it will not in the foreseeable future continue to be, in compliance with all such listing and maintenance requirements. The Common Stock is currently eligible for electronic transfer through The Depository Trust Company or another established clearing corporation and the Issuer is current in payment of the fees to the Depository Trust Company (or such other established clearing corporation) in connection with such electronic transfer.

Section 3.23 No Integrated Offering. Assuming the accuracy of the Purchaser’s representations and warranties set forth in Article 8, neither the Issuer, nor any of its Affiliates, nor any Person acting on its or their behalf has, directly or indirectly, made any offers or sales of any security or solicited any offers to buy any security, under circumstances that would cause this offering of the Securities to be integrated with prior offerings by the Issuer for purposes of (i) the Securities Act which would require the registration of any such securities under the Securities Act, or (ii) any applicable stockholder approval provisions of Nasdaq on which any of the securities of the Issuer are listed or designated.

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Section 3.24 Acknowledgment Regarding Purchaser’s Purchase of Securities. The Issuer acknowledges and agrees that the Purchaser is acting solely in the capacity of an arm’s length purchaser with respect to this Agreement and the transactions contemplated hereby. The Issuer further acknowledges that the Purchaser is not acting as a financial advisor or fiduciary of the Issuer (or in any similar capacity) with respect to this Agreement and the transactions contemplated hereby and any advice given by the Purchaser or any of its respective representatives or agents in connection with this Agreement and the transactions contemplated hereby is merely incidental to the Purchaser’s purchase of the Shares. The Issuer further represents to the Purchaser that the Issuer’s decision to enter into this Agreement has been based solely on the independent evaluation of the transactions contemplated hereby by the Issuer and its representatives.

Section 3.25 Acknowledgment Regarding Purchaser’s Trading Activity. Anything in this Agreement or elsewhere herein to the contrary notwithstanding, it is understood and acknowledged by the Issuer that: (i) the Purchaser has not been asked by the Issuer to agree, nor has the Purchaser agreed, to desist from purchasing or selling, long and/or short, securities of the Issuer, or “derivative” securities based on securities issued by the Issuer or to hold the Shares for any specified term, (ii) past or future open market or other transactions by the Purchaser, specifically including, without limitation, Short Sales or “derivative” transactions, before or after the closing of this or future private placement transactions, may negatively impact the market price of the Issuer’s publicly-traded securities, (iii) the Purchaser, and counter-parties in “derivative” transactions to which the Purchaser is a party, directly or indirectly, may presently have a “short” position in the Common Stock and (iv) the Purchaser shall not be deemed to have any affiliation with or control over any arm’s length counter-party in any “derivative” transaction by virtue of this Agreement.

Section 3.26 Regulation M Compliance. The Issuer has not, and to its knowledge no one acting on its behalf has, (i) taken, directly or indirectly, any action designed to cause or to result in the stabilization or manipulation of the price of any security of the Issuer to facilitate the sale or resale of any of the Shares, (ii) sold, bid for, purchased, or paid any compensation for soliciting purchases of, any of the Shares, or (iii) paid or agreed to pay to any Person any compensation for soliciting another to purchase any other securities of the Issuer.

Section 3.27 Compliance with PRC Oversea Investment and Listing Rules and Regulations. Except as otherwise disclosed in Schedule 3.27, the Company and Subsidiaries have taken reasonable steps to cause the Company’s shareholders, directors and officers that is, or directly or indirectly controlled by, a PRC resident or citizen, to comply with any applicable rules and regulations of relevant PRC government agencies (including but not limited to the Ministry of Commerce, the National Development and Reform Commission, the China Securities Regulatory Commission (“CSRC”), and the State Administration of Foreign Exchange (“SAFE”) relating to such persons’ shareholding with the Company (collectively, the “PRC Oversea Investment and Listing Rules and Regulations”), including, without limitation, taking reasonable steps to require each such person that is, or is directly or indirectly owned or controlled by, a PRC resident or citizen to complete any registration, to timely report material changes, and other procedures required under any applicable PRC Oversea Investment and Listing Rules and Regulations.

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ARTICLE 4

AFFIRMATIVE COVENANTS

Until all the Shares have been sold by the Purchaser, the Issuer agrees:

Section 4.1 Transfer Restrictions.

(a) The Shares issuable hereunder may only be disposed of in compliance with state and federal securities laws. In connection with any transfer of the Shares issuable hereunder other than pursuant to an effective registration statement or Rule 144 (defined below), to the Company or to an Affiliate of the Purchaser without payment of consideration therefor or in connection with a pledge as contemplated in Section 4.1(b), the Company may require the transferor thereof to provide to the Company an opinion of counsel selected by the transferor and reasonably acceptable to the Company, the form and substance of which opinion shall be reasonably satisfactory to the Company, to the effect that such transfer does not require registration of such transferred Shares under the Securities Act.

(b) The Purchaser agrees to the imprinting, so long as is required by this Section 4.1, of a legend on any of the Shares issuable hereunder in substantially the following form:

THE SHARES HAVE NOT BEEN REGISTERED WITH THE SECURITIES AND EXCHANGE COMMISSION OR THE SECURITIES COMMISSION OF ANY STATE IN RELIANCE UPON AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR PURSUANT TO AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS. THE SHARES MAY BE PLEDGED IN CONNECTION WITH A BONA FIDE MARGIN ACCOUNT WITH A REGISTERED BROKER-DEALER OR OTHER LOAN WITH A FINANCIAL INSTITUTION THAT IS AN “ACCREDITED INVESTOR” AS DEFINED IN RULE 501(a) UNDER THE SECURITIES ACT OR OTHER LOAN SECURED BY THE SHARES.

The Company acknowledges and agrees that the Purchaser may from time to time pledge pursuant to a bona fide margin agreement with a registered broker-dealer or grant a security interest in some or all of the Shares to a financial institution or, in connection with a bona fide pledge, other Person that is an “accredited investor” as defined in Rule 501(a) under the Securities Act and, if required under the terms of such arrangement, the Purchaser may transfer pledged or secured Shares to the pledgees or secured parties. Such a pledge or transfer would not be subject to approval of the Company and no legal opinion of legal counsel of the pledgee, secured party or pledgor shall be required in connection therewith. Further, no notice shall be required of such pledge. At the Purchaser’s expense, the Company will execute and deliver such reasonable documentation as a pledgee or secured party of Shares may reasonably request in connection with a pledge or transfer of the Shares, including, if the Shares are subject to registration pursuant to Section 4.19 of this Agreement, the preparation and filing of any required prospectus supplement under Rule 424(b)(3) under the Securities Act or other applicable provision of the Securities Act to appropriately amend the list of selling stockholders thereunder.

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(c) Subject to the remainder of this paragraph, legends (including the legend set forth in Section 4.1(b) hereof) on certificates evidencing the Shares may be removed: (i) following any sale of the Shares pursuant to a registration statement (including the Registration Statement (defined below)) covering the resale of the Shares that is effective and usable under the Securities Act, (ii) following any sale of the Shares pursuant to Rule 144, (iii) if requested by any holder who is not an affiliate of the Company under Rule 144, if the Shares have been held for over a year (after giving effect to any “tacking” of the Purchaser’s holding period of the Shares that may be permissible under Rule 144, such as may be available in the case of cashless exercises) and are eligible for sale under Rule 144, or (iv) if such legend is not required under applicable requirements of the Securities Act (including judicial interpretations and pronouncements issued by the staff of the Commission). Upon the occurrence of any of the events set forth in clauses (i), (ii) or (iii) in the preceding sentence, the Company shall cause its counsel to issue a legal opinion and an instruction letter to the Transfer Agent or the Purchaser reasonably promptly after request by the Purchaser, if required by the Transfer Agent, to effect the removal of the legend hereunder, conditioned upon the prior completion and submission by the Purchaser or its broker, as applicable, of customary certificates or representation letters. The Company agrees that following such time as such legend is no longer required under this Section 4.1(d), the Company will, no later than the later of (i) one (1) Trading Day and (ii) the number of Trading Days comprising the Standard Settlement Period (as defined below) following the delivery by the Purchaser to the Company or the Transfer Agent of a certificate representing the Shares, as the case may be, issued with a restrictive legend together with any customary certificate or representation letter from the Purchaser or the Purchaser’s broker, as applicable (such date when all such conditions are satisfied, the “Legend Removal Date”), deliver or cause to be delivered to the Transfer Agent an instruction letter with respect to the removal of legends, if required by the Transfer Agent. The Company may not make any notation on its records or give instructions to the Transfer Agent that enlarge the restrictions on transfer set forth in this Section 4.1. Certificates for Shares subject to legend removal hereunder shall be transmitted by the Transfer Agent to the Purchaser by crediting the account of the Purchaser’s prime broker with the Depository Trust Company System as directed by the Purchaser. As used herein, “Standard Settlement Period” means the standard settlement period, expressed in a number of Trading Days, on Nasdaq with respect to the Common Stock as in effect on the date of delivery of a certificate representing Shares issued with a restrictive legend.

(d) The Purchaser agrees with the Company that the Purchaser will sell any Shares pursuant to either the registration requirements of the Securities Act, including any applicable prospectus delivery requirements, or an exemption therefrom, and that if the Shares are sold pursuant to a Registration Statement, they will be sold in compliance with the plan of distribution set forth therein, and acknowledges that the removal of the restrictive legend from certificates representing Shares as set forth in this Section 4.1 is predicated upon the Company’s reliance upon this understanding.

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Section 4.2 Compliance with Laws.

The Issuer will comply, and cause each Subsidiary to comply, with the requirements of all applicable Laws, except to the extent that failure to so comply could not reasonably be expected to have a Material Adverse Effect.

Section 4.3 Use of Proceeds.

(a) The Issuer will use the proceeds from the issuance of Shares solely (a) to pay transaction fees and expenses incurred in connection with the consummation of the transactions contemplated by this Agreement and (b) for general working capital purposes and other corporate purposes.

(b) Without limiting the generality of Section 4.3(a) above, the Issuer does not intend to use nor shall it use any portion of the proceeds of the issuance of Shares, directly or, to the Issuer’s knowledge, indirectly, for any purpose in violation of the Trading with the Enemy Act or to purchase or carry, or to reduce or refinance any Debt incurred to purchase or carry, any margin stock (as defined in Regulation U of the Board of Governors of the Federal Reserve System) or for any related purpose governed by Regulations T, U or X of the Board of Governors of the Federal Reserve System.

Section 4.4 Sanctions; Anti-Corruption Laws.

The Issuer will maintain in effect policies and procedures designed to promote compliance by the Issuer and its Subsidiaries, and their respective directors, officers, employees, and agents with applicable Sanctions and with the FCPA and any other applicable anti-corruption laws.

Section 4.5 Price Protection, Issuance Restriction.

(a) Dilutive Issuance. If and whenever on or after the Closing Date, but prior to the Expiration Date, the Company grants, issues or sells (or enters into any agreement to grant, issue or sell) to any third party other than the Purchaser or an Affiliate thereof, any shares of Common Stock or Common Stock Equivalents (including the granting, issuance or sale of shares of Common Stock or Common Stock Equivalents owned or held by or for the account of the Company), but excluding any Excluded Securities, for consideration per share (the “New Issuance Price”) less than the Effective Per Share Price (as defined below) in effect immediately prior to such granting, issuance or sale or deemed granting, issuance or sale (the foregoing a “Dilutive Issuance”), then, within two (2) Business Days after the consummation of such Dilutive Issuance, the Issuer shall issue True-Up Shares (as defined below) to the Purchaser in accordance with Section 4.5(b). Notwithstanding anything to the contrary herein, in no event shall the Company issue to the Purchaser any True-Up Shares which, when issued, would otherwise cause the Aggregate Share Issuance to exceed the Maximum Percentage. As used herein, “Effective Per Share Price” means, initially, the Per Share Purchase Price, and thereafter, the New Issuance Price for the most recent Dilutive Issuance prior to the Expiration Date, if any, for which True-Up Shares have been issued to the Purchaser in accordance with this Section 4.5.

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(b) True-Up Issuance and Issuance Restriction. Upon the consummation of a Dilutive Issuance, the Company shall issue to the Purchaser, for no additional consideration, a number of shares of Common Stock (the “True-Up Shares”), equal to (A) the quotient of (i) the Subscription Amount divided by (ii) the New Issuance Price, minus (B) the sum of (i) the number of Shares issued to the Purchaser at Closing plus (ii) the number of True-Up Shares, if any, previously issued to the Purchaser pursuant to this Section 4.5.

Section 4.6 Registration Statement.

(a) The Issuer shall use commercially reasonable efforts to, on or before April 20, 2026, file a registration statement (the “Registration Statement” and the date of such filing, the “Filing Date”) on the appropriate form providing for the resale by the Purchaser of the Shares. The Issuer shall use commercially reasonable efforts to cause such Registration Statement to become effective within forty-five (45) days following the Filing Date of the Registration Statement, and to keep such Registration Statement effective at all times until no Purchaser owns any Shares issued hereof.

(b) If after the date hereof but prior to the date the Registration Statement is declared effective, the Issuer enters into an agreement (each, an “MFN Agreement”), pursuant to which the signatory party thereto has the right to receive cash and/or securities of the Issuer in the event that a registration statement registering for resale by such signatory the securities of the Issuer issued to such signatory pursuant to such MFN Agreement is not timely filed, the Issuer and the Purchaser shall amend this Agreement such that the Purchaser shall have the right to receive cash and/or shares of Common Stock in the manner set forth in such MFN Agreement, in the event the Registration Statement is not filed on or prior to the Filing Date. Notwithstanding anything to the contrary herein, in no event shall the Issuer issue to the Purchaser any securities of the Issuer pursuant to this Section 4.6(b) which, when issued, would otherwise cause the Aggregate Share Issuance to exceed the Maximum Percentage.

Section 4.7 Furnishing of Information; Public Information.

(a) The Issuer covenants to use commercially reasonable efforts to maintain the registration of the Common Stock under Section 12(b) or 12(g) of the Exchange Act and to timely file (or obtain extensions in respect thereof and file within the applicable grace period) all reports required to be filed by the Issuer after the date hereof pursuant to the Exchange Act even if the Issuer is not then subject to the reporting requirements of the Exchange Act.

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Section 4.8 Securities Laws Disclosure; Publicity. The Issuer shall, on or prior to 5:30 p.m., Eastern Time, before the fourth (4th) Trading Day following the date hereof, file a Current Report on Form 8-K, including this Agreement as the exhibit thereto, with the Commission. In addition, effective upon the filing of such Current Report on Form 8-K, the Issuer acknowledges and agrees that any and all confidentiality or similar obligations under any agreement, whether written or oral, between the Issuer, any of its Subsidiaries or any of their respective officers, directors, agents, employees, Affiliates or agents, on the one hand, and the Purchaser or any of its Affiliates on the other hand, shall terminate and be of no further force or effect. The Issuer understands and confirms that the Purchaser shall be relying on the foregoing covenant in effecting transactions in securities of the Issuer. The Issuer and the Purchaser shall consult with each other in issuing any press releases with respect to the transactions contemplated hereby, and neither the Issuer nor the Purchaser shall issue any such press release nor otherwise make any such public statement without the prior consent of the Issuer, with respect to any press release of the Purchaser, or without the prior consent of the Purchaser, with respect to any press release of the Issuer, which consent shall not unreasonably be withheld or delayed, except if such disclosure is required by law or requested by a governmental authority or self-regulatory organization, in which case the disclosing party shall promptly provide the other party with prior notice of such public statement or communication. Notwithstanding the foregoing, the Issuer shall not publicly disclose the name of the Purchaser, or include the name of any Purchaser in any filing with the Commission or any regulatory agency or Nasdaq, without the prior written consent of the Purchaser, except (a) as required by federal securities law in connection with (i) any registration statement under the Securities Act and (ii) the filing of this Agreement with the Commission and (b) to the extent such disclosure is required by law or Nasdaq rules and regulations or requested by a governmental authority or self-regulatory organization, in which case the Issuer shall provide the Purchaser with prior notice of such disclosure permitted under this clause (b) and reasonably cooperate with the Purchaser regarding such disclosure.

Section 4.9 Shareholder Rights Plan. No claim will be made or enforced by the Issuer or, with the consent of the Issuer, any other Person, that the Purchaser is an “Acquiring Person” under any control share acquisition, business combination, poison pill (including any distribution under a rights agreement) or similar anti-takeover plan or arrangement in effect or hereafter adopted by the Issuer, or that the Purchaser could be deemed to trigger the provisions of any such plan or arrangement, by virtue of receiving Securities under this Agreement or under any other agreement between the Issuer and the Purchaser.

Section 4.10 [Reserved].

Section 4.11 Reservation and Listing of Securities.

(a) The Issuer shall, if applicable: (i) in the time and manner required by Nasdaq, prepare and file with Nasdaq an additional shares listing application covering the Shares, and (ii) use commercially reasonable efforts to take all steps necessary to cause the Shares to be approved for listing or quotation on Nasdaq as soon as possible thereafter. The Issuer agrees to use commercially reasonable efforts to maintain the eligibility of the Common Stock for electronic transfer through the Depository Trust Company or another established clearing corporation, including, without limitation, by timely payment of fees to The Depository Trust Company or such other established clearing corporation in connection with such electronic transfer.

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Section 4.12 Certain Transactions and Confidentiality. The Purchaser covenants that neither it, nor any Affiliate acting on its behalf or pursuant to any understanding with it will execute any purchases or sales, including Short Sales, of any of the Issuer’s securities during the period commencing with the execution of this Agreement and ending at such time that the transactions contemplated by this Agreement are first publicly announced pursuant to the filing of the Current Report on Form 8-K as described in Section 4.8. The Purchaser covenants that until such time as the transactions contemplated by this Agreement are publicly disclosed by the Issuer pursuant to the filing of the Current Report on Form 8-K as described in Section 4.8, such Purchaser will maintain the confidentiality of the existence and terms of this transaction and the information included in the Disclosure Schedules (other than as disclosed to its legal and other representatives). Notwithstanding the foregoing, and subject to anything contained in this Agreement to the contrary including Section 4.1 and Section 4.13, the Issuer expressly acknowledges and agrees that (i) no Purchaser makes any representation, warranty or covenant hereby that it will not engage in effecting transactions in any securities of the Issuer after the time that the transactions contemplated by this Agreement are first publicly announced pursuant to the filing of the Current Report on Form 8-K as described in Section 4.8, (ii) no Purchaser shall be restricted or prohibited from effecting any transactions in any securities of the Issuer in accordance with applicable securities laws from and after the time that the transactions contemplated by this Agreement are first publicly announced pursuant to the filing of the Current Report on Form 8-K as described in Section 4.8 and (iii) no Purchaser shall have any duty of confidentiality or duty not to trade in the securities of the Issuer to the Issuer, any of its Subsidiaries, or any of their respective officers, directors, employees, Affiliates or agent, after the issuance of the filing of the Current Report on Form 8-K as described in Section 4.8.

Section 4.13 Blue Sky Filings. The Issuer shall take such action as the Issuer shall reasonably determine is necessary in order to obtain an exemption for, or to qualify the Shares for, sale to the Purchaser at the Closing under applicable securities or “Blue Sky” laws of the states of the United States, and shall provide evidence of such actions promptly upon request of any Purchaser.

ARTICLE 5

CONDITIONS

Section 5.1 Conditions to Closing.

The obligation of the Purchaser under Section 2.1(a) to purchase the Shares hereunder shall be subject to the receipt by the Purchaser of each agreement, document and instrument set forth in Section 2.2 and to the satisfaction of the following conditions precedent, each in form and substance reasonably satisfactory to, and to the satisfaction of, the Purchaser:

(a) the representations and warranties contained in this Agreement are true and correct in all material respects (without duplication of any materiality qualifier) as of the Closing Date, both before and after giving effect to the transactions contemplated by this Agreement;

(b) receipt of a customary legal opinion of Pryor Cashman LLP, as special counsel to the Issuer; and

(c) receipt of all customary resolutions or written consents of the Issuer’s board of directors approving and authorizing the transactions contemplated hereby.

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For purposes of determining whether the conditions specified in this Section 5.1 have been satisfied, by funding amounts for the purchase of the Shares hereunder at the Closing, the Purchaser shall be deemed to have consented to, approved or accepted, or to be satisfied with, each document or other matter required hereunder to be consented to or approved by or acceptable or satisfactory to the Purchaser.

ARTICLE 6

EXPENSES AND INDEMNITY

Section 6.1 Fees and Expenses.

Except as expressly set forth in this Agreement to the contrary, each party shall pay the fees and expenses of its advisers, counsel, accountants and other experts, if any, and all other expenses incurred by such party incident to the negotiation, preparation, execution, delivery and performance of this Agreement. Notwithstanding the foregoing, the Company shall reimburse the Purchaser for up to $100,000 of bona fide, reasonable and documented, out-of-pocket costs and expenses incurred by it in connection with the structuring, documentation, negotiation and closing of the transactions contemplated by this Agreement. The Company shall pay all Transfer Agent fees. The Company shall pay any issuance, stamp or documentary taxes (other than transfer taxes) or charges imposed by any governmental body, agency or official (other than income taxes) by reason of the issuance of the Shares to the Purchaser.

Section 6.2 Indemnity.

The Company will indemnify and hold the Purchaser and its directors, officers, stockholders, members, partners, employees and agents (and any other Persons with a functionally equivalent role of a Person holding such titles notwithstanding a lack of such title or any other title), each Person who controls the Purchaser (within the meaning of Section 15 of the Securities Act and Section 20 of the Exchange Act), and the directors, officers, stockholders, agents, members, partners or employees (and any other Persons with a functionally equivalent role of a Person holding such titles notwithstanding a lack of such title or any other title) of such controlling persons (each, a “Purchaser Party”) harmless from any and all losses, liabilities, obligations, claims, contingencies, damages, costs and expenses, including all judgments, amounts paid in settlements, court costs and reasonable and documented attorneys’ fees and costs of investigation that any such Purchaser Party may suffer or incur caused by or based upon (a) any material breach of any of the representations or warranties made by the Company in this Agreement or (b) any action instituted against a Purchaser Party in any capacity, or any of them or their respective Affiliates, by any stockholder of the Company who is not an Affiliate of such Purchaser Party, with respect to the transactions contemplated hereby (except to the extent such action is solely based upon a material breach of such Purchaser Party’s representations, warranties or covenants under this Agreement or any agreements or understandings such Purchaser Party may have with any such stockholder or any violations by such Purchaser Party of state or federal securities laws or any conduct by such Purchaser Party that is finally judicially determined to constitute fraud, gross negligence or willful misconduct). If any action shall be brought against any Purchaser Party in respect of which indemnity may be sought pursuant to this Agreement, such Purchaser Party shall promptly notify the Company in writing, and the Company shall have the right to assume the defense thereof with counsel of its own choosing reasonably acceptable to the Purchaser Party. Any Purchaser Party shall have the right to employ separate counsel in any such action and participate in the defense thereof, but the fees and expenses of such counsel shall be at the expense of such Purchaser Party except to the extent that (x) the employment thereof has been specifically authorized by the Company in writing, (y) the Company has failed after a reasonable period of time to assume such defense and to employ counsel or (z) in such action there is, in the reasonable opinion of counsel to the applicable Purchaser Party, a material conflict on any material issue between the position of the Company and the position of such Purchaser Party, in which case the Company shall be responsible for the reasonable and documented fees and expenses of no more than one such separate counsel. The Company will not be liable to any Purchaser Party under this Agreement (1) for any settlement by a Purchaser Party effected without the Company’s prior written consent, which shall not be unreasonably withheld or delayed; or (2) to the extent, but only to the extent that a loss, claim, damage or liability is attributable to any Purchaser Party’s breach of any of the representations, warranties, covenants or agreements made by such Purchaser Party in this Agreement or in the other Transaction Documents. The indemnification required by this Section 6.2 shall be made by periodic payments of the amount thereof during the course of the investigation or defense, as and when bills are received or are incurred; provided, that if any Purchaser Party is finally judicially determined not to be entitled to indemnification or payment under this Section 6.2, such Purchaser Party shall promptly reimburse the Company for any payments that are advanced under this sentence. The indemnity agreements contained herein shall be in addition to any cause of action or similar right of any Purchaser Party against the Company or others and any liabilities the Company may be subject to pursuant to law.

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ARTICLE 7

MISCELLANEOUS

Section 7.1 Survival.

The representations and warranties contained herein shall survive the Closing and the delivery of the Securities for a period of three (3) years from the Closing.

Section 7.2 No Waivers; Remedies Cumulative.

No failure or delay by the Purchaser in exercising any right, power or privilege under this Agreement shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies herein and therein provided shall be cumulative and not exclusive of any rights or remedies provided by Law.

Section 7.3 Notices.

(a) All notices, requests and other communications to any party hereunder shall be in writing (including prepaid overnight courier, facsimile transmission, e-mail, electronic submissions or similar writing, but in no event by text message) and shall be given to such party at its address, facsimile number or e-mail address set forth on the signature pages hereof (or, in the case of a party who becomes the Purchaser after the date hereof, in an Assignment Agreement or in a notice delivered to the Issuer by the assignee Purchaser forthwith upon such assignment) or by electronic submissions, as provided below, or at such other address, facsimile number or e-mail address as such party may hereafter specify for the purpose by notice to the Issuer; provided, that notices, requests or other communications shall be permitted by e-mail or other electronic submissions (but in no event by text message) only in accordance with the provisions of Section 7.3(b). Each such notice, request or other communication shall be effective (i) if given by facsimile, when such notice is transmitted to the facsimile number specified by this Section and the sender receives a confirmation of transmission from the sending facsimile machine, (ii) if given by e-mail or other electronic submissions, as set forth in Section 7.3(c) or (iii) if given by mail, prepaid overnight courier or any other means, when received at the applicable address specified by this Section.

(b) Notices and other communications to the parties hereto may be delivered or furnished by electronic communication (including e-mail and Internet or intranet websites, but in no event by text message); provided, that the foregoing shall not apply to notices sent directly to any party hereto if such party has notified the other parties in writing that it has elected not to receive notices by electronic communication (which election may be limited to particular notices).

(c) (i) Notices and other communications sent to an e-mail address shall be deemed received upon the sender’s receipt of an acknowledgment from the intended recipient (such as by the “return receipt requested” function, as available, return e-mail or other written acknowledgment), and (ii) notices or communications posted to an Internet or intranet website shall be deemed received upon the deemed receipt by the intended recipient at its e-mail address as described in the foregoing clause (i) of notification that such notice or communication is available and identifying the website address therefor, provided, that if any such notice or other communication is not sent or posted during normal business hours, such notice or communication shall be deemed to have been sent at the opening of business on the next Business Day.

Section 7.4 Severability.

In case any provision of or obligation under this Agreement shall be invalid, illegal or unenforceable in any jurisdiction, the validity, legality and enforceability of the remaining provisions or obligations, or of such provision or obligation in any other jurisdiction, shall not in any way be affected or impaired thereby.

Section 7.5 Amendments and Waivers.

No provision of this Agreement may be amended, waived or otherwise modified unless such amendment, waiver or other modification is in writing and is signed or otherwise approved by the Issuer and the Purchaser. Any waiver of any provision of this Agreement shall be effective only in the specific instance and for the specific purpose for which it is given. No delay on the part of the Purchaser in the exercise of any right, power or remedy shall operate as a waiver thereof, nor shall any single or partial exercise by the Purchaser of any right, power or remedy preclude other or further exercise thereof, or the exercise of any other right, power or remedy.

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Section 7.6 Headings.

Headings and captions used in this Agreement (including the Exhibits, Schedules and Annexes hereto) are included for convenience of reference only and shall not be given any substantive effect.

Section 7.7 Waiver of Consequential and Other Damages.

To the fullest extent permitted by applicable Law, the Issuer shall not assert, and the Issuer hereby waives, any claim against any Purchaser Party, on any theory of liability, for special, indirect, consequential or punitive damages (as opposed to direct or actual damages) arising out of, in connection with, or as a result of this Agreement, or any agreement or instrument contemplated hereby or thereby, the transactions contemplated hereby or thereby, or the use of the proceeds thereof. No Purchaser Party shall be liable for any damages arising from the use by unintended recipients of any information or other materials distributed by it through telecommunications, electronic or other information transmission systems in connection with this Agreement or the transactions contemplated hereby or thereby.

Section 7.8 GOVERNING LAW; SUBMISSION TO JURISDICTION.

THIS AGREEMENT, AND ALL MATTERS RELATING HERETO OR THERETO OR ARISING THEREFROM (WHETHER SOUNDING IN CONTRACT LAW, TORT LAW OR OTHERWISE), SHALL BE GOVERNED BY, AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO CONFLICTS OF LAWS PRINCIPLES. EACH PARTY HERETO HEREBY CONSENTS TO THE JURISDICTION OF ANY STATE OR FEDERAL COURT LOCATED WITHIN NEW YORK CITY, STATE OF NEW YORK AND IRREVOCABLY AGREES THAT, ALL ACTIONS OR PROCEEDINGS ARISING OUT OF OR RELATING TO THIS AGREEMENT SHALL BE LITIGATED IN SUCH COURTS. EACH PARTY HERETO EXPRESSLY SUBMITS AND CONSENTS TO THE JURISDICTION OF THE AFORESAID COURTS AND WAIVES ANY DEFENSE OF FORUM NON CONVENIENS. EACH PARTY HERETO HEREBY WAIVES PERSONAL SERVICE OF ANY AND ALL PROCESS AND AGREES THAT ALL SUCH SERVICE OF PROCESS MAY BE MADE UPON SUCH PARTY BY CERTIFIED OR REGISTERED MAIL, ADDRESSED TO SUCH PARTY AT THE ADDRESS SET FORTH IN OR IN ACCORDANCE WITH THIS AGREEMENT AND SERVICE SO MADE SHALL BE COMPLETE TEN (10) DAYS AFTER THE SAME HAS BEEN POSTED.

Section 7.9 WAIVER OF JURY TRIAL.

THE ISSUER AND THE PURCHASER HEREBY IRREVOCABLY WAIVES ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY AND AGREES THAT ANY SUCH ACTION OR PROCEEDING SHALL BE TRIED BEFORE A COURT AND NOT BEFORE A JURY. THE ISSUER AND THE PURCHASER ACKNOWLEDGES THAT THIS WAIVER IS A MATERIAL INDUCEMENT TO ENTER INTO A BUSINESS RELATIONSHIP, THAT IT HAS RELIED ON THE WAIVER IN ENTERING INTO THIS AGREEMENT, AND THAT IT WILL CONTINUE TO RELY ON THIS WAIVER IN ITS RELATED FUTURE DEALINGS. THE ISSUER AND THE PURCHASER WARRANTS AND REPRESENTS THAT IT HAS HAD THE OPPORTUNITY OF REVIEWING THIS JURY WAIVER WITH LEGAL COUNSEL, AND THAT EACH KNOWINGLY AND VOLUNTARILY WAIVES ITS JURY TRIAL RIGHTS.

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Section 7.10 Counterparts; Signatures; Integration.

This Agreement may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument. Signatures by facsimile or other electronic communication shall bind the parties to the same extent as would a manually executed counterpart. This Agreement constitute the entire agreement and understanding among the parties hereto and supersede any and all prior agreements and understandings, oral or written, relating to the subject matter hereof.

Section 7.11 No Strict Construction.

The parties hereto have participated jointly in the negotiation and drafting of this Agreement. In the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the parties hereto and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any provisions of this Agreement.

Section 7.12 USA PATRIOT Act Notification.

The Purchaser hereby notifies the Issuer that pursuant to the requirements of the USA PATRIOT Act, it is required to obtain, verify and record certain information and documentation that identifies the Issuer, which information includes the name and address of the Issuer and such other information that will allow the Purchaser, as applicable, to identify the Issuer in accordance with the USA PATRIOT Act.

ARTICLE 8

REPRESENTATIONS AND WARRANTIES OF THE PURCHASER

The Purchaser hereby represents and warrants as follows:

Section 8.1 Authorization; No Contravention.

The execution, delivery and performance by the Purchaser of this Agreement: (a) is within its power and authority and has been duly authorized by all necessary action; (b) does not contravene the terms of its Organizational Documents or any amendment thereof; and (c) will not violate, conflict with or result in any breach or contravention of any of its contractual obligations, or any order or decree directly relating to it.

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Section 8.2 Binding Effect.

This Agreement has been duly executed and delivered by the Purchaser and constitutes its legal, valid and binding obligation, enforceable against it in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, or similar laws affecting the enforcement of creditors’ rights generally or by equitable principles relating to enforceability.

Section 8.3 No Legal Bar.

The execution, delivery and performance of this Agreement by the Purchaser will not violate any requirement of Law applicable to it.

Section 8.4 Securities Laws.

(a) The Shares are being or will be acquired by the Purchaser hereunder for the purpose of investment for its own account, not as a nominee or agent, and not with the view to, or for resale in connection with, any distribution thereof in any transaction which would be in violation of the Securities Act or state securities laws or which would require the issuance and sale of the Securities hereunder to be registered under the Securities Act, subject, however, to the disposition of the Purchaser’s property being at all times within its control. The Purchaser has no present intention of selling, granting any participation in, or otherwise distributing the Shares in violation of the Securities Act. The Purchaser does not have any agreement or understanding, whether or not legally binding, direct or indirect, with any other Person to sell or otherwise distribute the securities to be issued to it hereunder.

(b) The Purchaser is an “accredited investor” as (as defined in Rule 144A under the Securities Act of 1933 as amended (the “Securities Act”)), or (2) an institutional “accredited investor” (as described in Rule 501(a)(1), (2), (3) or (7) of Regulation D promulgated under the Securities Act) with such knowledge and experience in financial and business matters as are necessary in order to evaluate the merits and risks of an investment in the Shares, and understands that the offer and sale of the Shares meets the exemptions from filing under FINRA Rule 5123(b)(1)(C) or (J); and (i) the Purchaser (1) is an institutional account as defined in FINRA Rule 4512(c), (2) is a sophisticated investor, experienced in investing in private equity transactions and capable of evaluating investment risks independently, both in general and with regard to all transactions and investment strategies involving a security or securities and (3) has exercised independent judgment in evaluating its participation in the purchase of the Shares, and accordingly, understands that the issuance of the Shares meets (x) the exemptions from filing under FINRA Rule 5123(b)(1)(A) and (y) the institutional customer exemption under FINRA Rule 2111(b).

(c) The Purchaser understands that (i) the Shares constitute “restricted securities” under the Securities Act, (ii) it must bear the economic risk of its investment in the Shares for an indefinite period of time because the Shares are not registered under the Securities Act or any applicable state securities law and may not be resold unless subsequently registered under the Securities Act and such other laws or unless an exemption from registration is available (iii) the offer and sale of the Shares hereunder is not registered under the Securities Act or under any “blue sky” laws in reliance upon certain exemptions from such registration and that the Issuer is relying on the representations made herein by the Purchaser in its determination of whether such specific exemptions are available, and (iv) the Shares may not be transferred except pursuant to an effective registration statement under the Securities Act, or under an exception from such registration available under the Securities Act, and under applicable “blue sky” laws or in a transaction exempt from such registration. Furthermore, the Purchaser understands that the Issuer may not be eligible to conduct an offering pursuant to Regulation D.

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(d) The Purchaser and its advisors (i) have been furnished with or have had access to all material books and records of the Issuer and all of its material contracts, agreements and documents and (ii) have had an opportunity to ask questions of, and receive answers, and to obtain any additional information to verify the accuracy of any information previously furnished, from management and representatives of the Issuer and which representatives have made available to them such information regarding the Issuer and their current respective businesses, operations, assets, finances, financial results, financial condition and prospects in order to make a fully informed decision to purchase and acquire the Shares. Without limiting the generality of the foregoing, the Purchaser has not relied on any statements or other information provided by anyone other than the Company concerning the Company, the Shares or the offer and sale of the Shares. The Purchaser acknowledges that it has made its own assessment and is satisfied concerning the relevant tax and other economic considerations relevant to the Purchaser’s acquisition of the Shares.

(e) The Purchaser has generally such knowledge and experience in business and financial matters, and with respect to investments in securities of privately held companies, as to enable it to understand and evaluate the risks of an investment in the Shares and form an investment decision with respect thereto. The foregoing, however, does not limit or modify the representations and warranties set forth in Article 3 of this Agreement or the right of the Purchaser to rely thereon.

(f) The Purchaser understands that the exemption from registration of resales of the Shares afforded by Rule 144 (the provisions of which are known to the Purchaser) promulgated pursuant to the Securities Act depends on the satisfaction of various conditions, including the requirement that the Issuer has been subject to the reporting requirements of Section 13 or Section 15 of the Securities Act for at least ninety (90) days and that, if applicable, Rule 144 affords the basis for such sales only in limited amounts and that the Issuer does not now qualify under Rule 144 and may not ever. The Purchaser understands that nothing in this Agreement shall require the Issuer or any of its Subsidiaries to make any filing under the Securities Act or Exchange Act which the Issuer or its Subsidiaries are not otherwise obligated to make.

Section 8.5 Governmental Authorization; Third Party Consent.

No approval, consent, compliance, exemption or authorization of any Governmental Authority or any other Person in respect of any requirement of Law, and no lapse of a waiting period under a requirement of Law, is necessary or required in connection with the execution, delivery or performance by it or enforcement against the Purchaser of this Agreement or the transactions contemplated hereby. No consent is required to be obtained under any contractual obligation applicable to the Purchaser in connection with the execution, delivery or performance of this Agreement.

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Section 8.6 No Related Party Relationships.

Except as set forth in Schedule 8.6, the transactions contemplated by or related to this Agreement will not directly or indirectly increase any Related Person’s ownership or voting power of the Issuer, and no Related Person will, directly or indirectly, participate in any of the post-closing operations or decisions of or have any other rights or obligations with respect to such Purchaser or any of its direct or indirect equityholders or any of their respective affiliates.

Section 8.7 Organization.

The Purchaser is duly organized, validly existing and in good standing under the laws of its state of organization, and except as has not had or would not reasonably be expected to have a material adverse effect on the Purchaser’s ability to perform its obligations under the Agreement or to consummate the transactions contemplated hereby on a timely basis. The Purchaser is duly qualified to do business and is in good standing in all jurisdictions where its ownership or leasing of property or the conduct of its business requires it to be so qualified.

Section 8.8 Independent Investment Decision.

The Purchaser has independently evaluated the merits of its decision to purchase the Shares pursuant to this Agreement and conducted and relied upon its own due diligence investigation of the Company and its own in-depth analysis of the merits and risks of the purchase of the Shares. The Purchaser understands that nothing in this Agreement or any other materials presented by or on behalf of the Issuer to the Purchaser in connection with the purchase of the Shares constitutes legal, tax or investment advice. The Purchaser is a sophisticated institutional accredited investor with extensive expertise and experience in financial and business matters and in evaluating private companies and purchasing and selling their securities and has such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of an investment in the Shares, and has consulted such legal, tax and investment advisors as it, in its sole discretion, has deemed necessary or appropriate in connection with its purchase of the Shares.

Section 8.9 No Governmental Review.

The Purchaser understands that no U.S. federal or state agency or any other government or governmental agency has passed on or made any recommendation or endorsement of the Shares or the fairness or suitability of the investment in the Shares nor have such authorities passed upon or endorsed the merits of the offering of the Shares.

Section 8.10 Residency.

The Purchaser’s office in which its investment decision with respect to the Shares was made is located at the address set forth for the Purchaser set forth on the Purchaser’s signature page to this Agreement.

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Section 8.11 Ownership.

The Purchaser and its Affiliates are not the direct or indirect owner of record or beneficial owner of shares of Common Stock, securities convertible into or exchangeable for Common Stock, or any other equity or equity-linked security of the Issuer.

Section 8.12 No Brokers.

No Person has, as a result of the transactions contemplated by this Agreement, any valid right, interest or claim against or upon the Issuer or the Purchaser for any commission, fee or other compensation pursuant to any agreement, arrangement or understanding entered into by or on behalf of the Purchaser.

Section 8.13 No Reliance.

The Purchaser is not relying upon, and has not relied upon, any statement, representation or warranty made by any Person, except for the representations and warranties by the Issuer contained in this Agreement.

Section 8.14 Financial Capacity.

The Purchaser has, and as of the Closing Date will have, sufficient cash on hand in a U.S. or foreign bank account or uncalled capital commitments from creditworthy parties without any condition to fund the Subscription Amount on the terms and conditions set forth in this Agreement. Such cash has been obtained by the Purchaser in compliance with all applicable Laws.

Section 8.15 Non-Recourse.

The Purchaser’s contractual obligations hereunder shall be without recourse to its Affiliates, and the officers, directors, employees, managers, trustees and other agents of the Purchaser or its Affiliates. The Issuer’s contractual obligations hereunder shall be without recourse to its Affiliates, and the officers, directors, employees, managers, trustees and other agents of the Issuer or its Affiliates.

Section 8.16 Transfer or Resale. The Purchaser understands that: (i) the Shares have not been and are not being registered under the Securities Act or any state securities laws, and may not be offered for sale, sold, assigned or transferred unless (A) subsequently registered thereunder, (B) the Purchaser shall have delivered to the Company (if requested by the Company) an opinion of counsel, in a form reasonably acceptable to the Company, to the effect that such Shares to be sold, assigned or transferred may be sold, assigned or transferred pursuant to an exemption from such registration, or (C) the Purchaser provides the Company with reasonable assurance that such Shares can be sold, assigned or transferred pursuant to Rule 144 or Rule 144A promulgated under the Securities Act (or a successor rule thereto) (collectively, “Rule 144”); (ii) any sale of the Shares made in reliance on Rule 144 may be made only in accordance with the terms of Rule 144, and further, if Rule 144 is not applicable, any resale of the Shares under circumstances in which the seller (or the Person through whom the sale is made) may be deemed to be an underwriter (as that term is defined in the Securities Act) may require compliance with some other exemption under the Securities Act or the rules and regulations of the SEC promulgated thereunder; and (iii) neither the Company nor any other Person is under any obligation to register the Shares under the Securities Act or any state securities laws or to comply with the terms and conditions of any exemption thereunder. Notwithstanding the foregoing, the Shares may be pledged in connection with a bona fide margin account or other loan or financing arrangement secured by the Shares and such pledge of Shares shall not be deemed to be a transfer, sale or assignment of the Shares hereunder, and no Purchaser effecting a pledge of the Shares shall be required to provide the Company with any notice thereof or otherwise make any delivery to the Company pursuant to this Agreement, including, without limitation, this Section 8.16.

[Signature Pages Follow.]

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IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officers as of the day and year first above written.

Address for Notices	ISSUER

FARADAY FUTURE INTELLIGENT ELECTRIC INC.

18455 South Figueroa Street	By:	/s/ Matthias Aydt
Gardena, California 90248	Name:	Matthias Aydt
Attention: Legal Department	Title:	Co-Global Chief Executive Officer

Email: legal@ff.com

with a copy (which shall not constitute notice) to:
Pryor Cashman LLP
7 Times Square, 40th Floor
New York, New York 10036
Attention: M. Ali Panjwani
Email: ali.panjwani@pryorcashman.com

PURCHASER SIGNATURE PAGES TO FARADAY FUTURE INTELLIGENT ELECTRIC INC.

SECURITIES PURCHASE AGREEMENT

IN WITNESS WHEREOF, the undersigned have caused this Securities Purchase Agreement to be duly executed by their respective authorized signatories as of the date first indicated above.

Name of Purchaser:	Gold King Arthur Holding Limited

Signature of Authorized Signatory of Purchaser:	Shawn Wang

Name of Authorized Signatory:	Wang Song

Title of Authorized Signatory:	Director

Email Address of Authorized Signatory:	shawn.wang830927@gmail.com

Address for Notice to Purchaser:	H020 3/F PHASE 2 KWAI SHING IND BUILDING 42-46 TAI LIN PAI RD KWAI CHUNG HK

Address for Delivery of Securities to Purchaser (if not same as address for notice):	Same as Address for Notice

Subscription Amount:	$10,000,000

EIN Number:

Annex A

Definitions

“Affiliate” means any Person that, directly or indirectly through one or more intermediaries, controls or is controlled by or is under common control with a Person as such terms are used in and construed under Rule 405 under the Securities Act.

“Aggregate Share Issuance” means, from time to time, the aggregate number of shares of Common Stock issued to the Purchaser pursuant to this Agreement, including any True-Up Shares issued pursuant to Section 4.5 and any other securities of the Issuer issuable pursuant to Section 4.6(b).

“Agreement” means this Securities Purchase Agreement, as the same may be amended, supplemented, restated or otherwise modified from time to time.

“Anti-Terrorism Laws” means any Laws relating to terrorism or money laundering, including Executive Order No. 13224 (effective September 24, 2001), the USA PATRIOT Act, the Laws comprising or implementing the Bank Secrecy Act, the Laws administered by OFAC, the Criminal Code (Canada), and the Proceeds of Crime (Money Laundering) and Terrorist Financing Act (Canada) (as any of the foregoing laws may from time to time be amended, renewed, extended, or replaced).

“Approved Stock Plan” means any employee benefit plan which has been approved by the board of directors of the Company prior to or subsequent to the Signing Date pursuant to which, among other things, shares of Common Stock and options to purchase Common Stock may be issued to any employee, officer or director for services provided to the Company in their capacity as such.

“Blocked Person” means any Person: (a) listed in the annex to, or is otherwise subject to the provisions of, Executive Order No. 13224, (b) owned or controlled by, or acting for or on behalf of, any Person that is listed in the annex to, or is otherwise subject to the provisions of, Executive Order No. 13224, (c) with which any Purchaser is prohibited from dealing or otherwise engaging in any transaction by any Anti-Terrorism Law, (d) that commits, threatens or conspires to commit or supports “terrorism” as defined in Executive Order No. 13224; or (e) that is named, or owned or controlled by, a “specially designated national” or “blocked person” on the most current list published by OFAC or other similar list.

“Business Day” means any day except Saturday, Sunday and any day which shall be a federal legal holiday in the United States or a day on which the Federal Reserve Bank of New York is closed and/or any of the following exchanges on which the Common Stock is traded and listed, or any successor(s) thereto, is not open for at least five (5) hours of trading: the Nasdaq Capital Market; the Nasdaq Global Market; the Nasdaq Global Select Market; the New York Stock Exchange; or the NYSE American; and any successor to any of the foregoing markets or exchanges.

“Capitalized Lease Obligations” shall mean any obligation under a Capital Lease.

“Capital Lease” of any Person means any lease of any property by such Person as lessee which would, in accordance with GAAP, be required to be accounted for as a capital lease on the balance sheet of such Person and shall include, without limitation, all operating leases that are not leases for real property.

“Capital Stock” means, with respect to any Person, all of the shares of capital stock of (or other ownership or profit interests in) such Person, all of the warrants, options or other rights for the purchase or acquisition from such Person of shares of capital stock of (or other ownership or profit interests in) such Person, all of the securities convertible into or exchangeable for shares of capital stock of (or other ownership or profit interests in) such Person or warrants, rights or options for the purchase or acquisition from such Person of such shares (or such other interests), and all of the other ownership or profit interests in such Person (including partnership, member or trust interests therein), whether voting or nonvoting, and whether or not such shares, warrants, options, rights or other interests are outstanding on any date of determination.

“CERCLA” means the Comprehensive Environmental Response, Compensation and Liability Act of 1980.

“CFC” means a controlled foreign corporation within the meaning of Section 957 of the Code. Section 2.1.

‘Closing” means the closing of the purchase and sale of the Shares pursuant to

“Closing Date” means the date on which the Closing occurs.

“Commission” means the United States Securities and Exchange Commission. “Common Stock” means the Class A Common Stock of the Issuer, par value $0.0001 per share.

“Common Stock Equivalents” means any securities of the Issuer or the Subsidiaries which would entitle the holder thereof to acquire at any time Common Stock, including, without limitation, any debt, preferred stock, right, option, warrant or other instrument that is at any time convertible into or exercisable or exchangeable for, or otherwise entitles the holder thereof to receive, Common Stock.

“Company” has the meaning set forth in the Preamble of this Agreement. “Controlled Group” means any organization which is a member of a controlled, affiliated or otherwise related group of entities within the meaning of Code Sections 414(b), (c), (m), or (o)).

“Debt” shall mean, as to any Person at a particular time, without duplication, all of the following, whether or not included as indebtedness or liabilities in accordance with GAAP:

(a) all obligations for borrowed money, whether current or long-term (including the Obligations hereunder and all Capitalized Lease Obligations), all obligations evidenced by bonds, debentures, notes or other similar instruments;

(b) all obligations in respect of the deferred purchase price of property or services (other than trade accounts payable in the ordinary course of business);

(c) all non-contingent obligations under letters of credit (including standby and commercial), bankers’ acceptances and similar instruments (including bank guaranties);

(d) the attributable principal amount of Capital Leases, Synthetic Leases, Securitization Transaction and sale leaseback transactions;

(e) all Debt of others secured by (or for which the holder of such Debt has an existing right, contingent or otherwise, to be secured by) any Lien on, or payable out of the proceeds of production from, property owned or acquired by such Person, whether or not the obligations secured thereby have been assumed;

(f) all Guarantees in respect of Debt of another Person; and

(g) Debt of any partnership or joint venture or other similar entity in which such Person is a general partner or joint venturer, and, as such, has personal liability for such obligations, but only to the extent there is recourse to such Person for payment thereof.

For purposes hereof, the amount of Debt shall be determined (w) based on the outstanding principal amount in the case of borrowed money indebtedness under clause (a) and purchase money indebtedness and the deferred purchase obligations under clause (b), (x) based on the maximum amount available to be drawn in the case of letter of credit obligations and the other obligations under clause (c), (y) based on the amount of Debt that is the subject of the Guarantees and for which there is recourse to such Person in the case of Guarantees under clause (f) and (z) based on the lesser of the amount of Debt secured by such lien or the fair market value of the assets pledged in the case of Debt under clause (e).

“Dilutive Issuance” has the meaning set forth in Section 4.5(a).

“Domestic Subsidiary” means any Subsidiary of the Issuer organized, incorporated or otherwise formed under the laws of the United States or any state thereof, other than any such Subsidiary that has no assets (other than de minimis amounts) other than the Capital Stock or other equity interests of Foreign Subsidiaries that are CFCs.

“DVP” has the meaning set forth in Section 2.1(b). “DWAC” has the meaning set forth in Section 2.2(a)(iv).

“Effective Per Share Price” has the meaning set forth in Section 4.5(a).

“Environmental Laws” means any and all Laws relating to the environment or the effect of the environment on human health or to emissions, discharges or releases of pollutants, contaminants, Hazardous Materials or wastes into the environment, including ambient air, surface water, ground water or land, or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of pollutants, contaminants, Hazardous Materials or wastes or the clean up or other remediation thereof.

“ERISA” means the Employee Retirement Income Security Act of 1974. “ERISA Plan” means any “employee benefit plan”, as such term is defined in Section 3(3) of ERISA (other than a Multiemployer Plan), which the Issuer or any Subsidiary maintains, sponsors or contributes to, or, in the case of an employee benefit plan which is subject to Section 412 of the Code or Title IV of ERISA, to which the Issuer or any Subsidiary or any member of the Controlled Group may have any liability, including any liability by reason of having been a substantial employer within the meaning of Section 4063 of ERISA at any time during the preceding five years, or by reason of being deemed to be a contributing sponsor under Section 4069 of ERISA.

“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

“Excluded Securities” means (i) shares of Common Stock, Common Stock Equivalents, or options to purchase Common Stock issued to directors, officers, employees or consultants of the Company and/or its Subsidiaries for services rendered to the Company and/or its Subsidiaries in their capacity as such pursuant to an Approved Stock Plan (as defined above); (ii) shares of Common Stock issued upon the conversion or exercise of convertible securities or options (other than standard options to purchase Common Stock issued pursuant to an Approved Stock Plan that are covered by clause (i) above) issued prior to the Signing Date; and (iii) the Existing Senior Securities, Existing Unsecured Securities and any other securities issued after the date of this Agreement pursuant to any Existing SPAs and the shares of Common Stock issuable upon conversion or exercise of each of the foregoing.

“Existing Senior Securities” means those certain (i) senior secured convertible notes, issued from time to time, and accompanying common warrants, pursuant to that certain Securities Purchase Agreement, dated as of August 15, 2022, by and among the Company and FF Simplicity Ventures LLC, as such may be amended, modified, waived and/or supplemented, as applicable, from time to time (the “August 2022 SPA”) and (ii) secured convertible notes, issued from time to time, and accompanying common warrants, pursuant to that certain Securities Purchase Agreement, dated as of September 5, 2024, by and among the Company and certain investors party thereto, as such may be amended, modified, waived and/or supplemented, as applicable, from time to time (the “September 2024 SPA”).

“Existing SPAs” means collectively, the August 2022 SPA, the September 2024 SPA, the December 2024 SPA, the March 2025 SPA, the May 2023 SPA and the July 2025 SPA.

“Existing Unsecured Securities” means those certain (i) unsecured convertible notes, issued from time to time, and accompanying common warrants, pursuant to that certain Securities Purchase Agreement, dated as of December 21, 2024, by and among the Company and certain investors party thereto, as such may be amended, modified, waived and/or supplemented, as applicable, from time to time (the “December 2024 SPA”); (ii) unsecured convertible notes, issued from time to time, and accompanying common warrants, pursuant to that certain Securities Purchase Agreement, dated as of March 21, 2025, by and among the Company and certain investors party thereto, as such may be amended, modified, waived and/or supplemented, as applicable, from time to time (the “March 2025 SPA”); (iii) unsecured convertible notes, issued, or to be issued from time to time, and accompanying common warrants, pursuant to that certain Securities Purchase Agreement, dated as of May 8, 2023, by and among the Company and certain investors party thereto, as such may be amended, modified, waived and/or supplemented, as applicable, from time to time (the “May 2023 SPA”); and (iv) unsecured convertible notes, issued from time to time, and accompanying common warrants, pursuant to that certain Securities Purchase Agreement, dated as of July 14, 2025, by and among the Company and certain investors party thereto, as such may be amended, modified, waived and/or supplemented, as applicable, from time to time (the “July 2025 SPA”);

“Expiration Date” means the earlier of (i) the six (6) month anniversary of the Closing Date; or (ii) the date on which the Registration Statement is declared effective by the Commission.

“FATCA” means Sections 1471 through 1474 of the Code as of the date of this Agreement (or any amended or successor version that is substantively comparable and not materially more onerous to comply with), any current or future regulations or official interpretations thereof, any applicable agreements entered into pursuant to Section 1471(b)(1) of the Code, and any fiscal or regulatory legislation, rules or practices adopted pursuant to any intergovernmental agreement, treaty or convention among Governmental Authorities and implementing such Sections of the Code.

“FCPA” means the Foreign Corrupt Practices Act of 1977, as amended, and the rules and regulations thereunder.

“Filing Date” has the meaning set forth in Section 4.6.

“Flow of Funds” means the flow of funds for the Closing pursuant to the terms hereof and thereof, in a form mutually agreed between the Issuer and the Purchaser.

“Foreign Government Benefit Plan” has the meaning set forth in Section 3.12(c).

“Foreign Plan” has the meaning set forth in Section 3.12(c).

“Governmental Authority” means any nation or government, any state or other political subdivision thereof, and any agency, department or Person exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government and any corporation or other Person owned or controlled (through stock or capital ownership or otherwise) by any of the foregoing, whether domestic or foreign.

“Guarantee” by any Person means any obligation, contingent or otherwise, of such Person directly or indirectly guaranteeing any Debt or other obligation of any other Person and, without limiting the generality of the foregoing, any obligation, direct or indirect, contingent or otherwise, of such Person (a) to purchase or pay (or advance or supply funds for the purchase or payment of) such Debt or other obligation (whether arising by virtue of partnership arrangements, by agreement to keep well, to purchase assets, goods, securities or services, to take or pay, or to maintain financial statement conditions or otherwise) or (b) entered into for the purpose of assuring in any other manner the obligee of such Debt or other obligation of the payment thereof or to protect such obligee against loss in respect thereof (in whole or in part), provided that the term Guarantee shall not include endorsements for collection or deposit in the Ordinary Course of Business. The term “Guarantee” used as a verb has a corresponding meaning.

“Hazardous Materials” means (a) any “hazardous substance” as defined in CERCLA, (b) any “hazardous waste” as defined in RCRA, (c) asbestos, (d) polychlorinated biphenyls, (e) petroleum, its derivatives, by products and other hydrocarbons, (f) toxic mold and

(g) any other pollutant, toxic, radioactive, caustic or otherwise hazardous substance regulated under Environmental Laws.

“Hazardous Materials Contamination” means contamination (whether now existing or hereafter occurring) of the improvements, buildings, facilities, personalty, soil, groundwater, air or other elements on or of the relevant property by Hazardous Materials, or any derivatives thereof, or on or of any other property as a result of Hazardous Materials, or any derivatives thereof, generated on, emanating from or disposed of in connection with the relevant property.

“Issuer” has the meaning set forth in the Preamble to this Agreement.

“Laws” means any and all federal, state, provincial, territorial, local and foreign statutes, laws, judicial decisions, regulations, ordinances, rules, judgments, orders, decrees, codes, injunctions, permits, concessions, grants, franchises, governmental agreements and governmental restrictions, whether now or hereafter in effect.

“Legend Removal Date” has the meaning set forth in the Section 4.1(c). “Litigation” means any claim, investigation, action, suit or proceeding before any court, mediator, arbitrator or Governmental Authority.

“Margin Stock” has the meaning assigned thereto in Regulation U of the Federal Reserve Board.

“Material Adverse Effect” means, with respect to any event, act, condition or occurrence of whatever nature (including any adverse determination in any litigation, arbitration, or governmental investigation or proceeding), whether singly or in conjunction with any other event or events, act or acts, condition or conditions, occurrence or occurrences, whether or not related, a material adverse change in, or a material adverse effect upon, any of (a) the business, operations, properties or condition (financial or otherwise) of the Issuer, (b) the rights and remedies of the Purchaser under this Agreement, or the ability of the Issuer, taken as a whole, to perform any of its obligations under this Agreement, or (c) the legality, validity or enforceability of this Agreement.

“Maximum Percentage” means 19.99% of the total outstanding shares of Common Stock immediately prior to the date hereof (subject to adjustment for any stock splits, combinations or the like).

“MFN Agreement” has the meaning set forth in Section 4.6(b).

“Multiemployer Plan” means a multiemployer plan, that is intended to meet the definition set forth in Section 3(37) or 4001(a)(3) of ERISA, to which the Issuer or any member of the Controlled Group may have any liability.

“Nasdaq” means, collectively, the Nasdaq Capital Market; the Nasdaq Global Market; the Nasdaq Global Select Market.

“New Issuance Price” has the meaning set forth in Section 4.5(a).

“Obligations” means all loans, debts, principal, interest (including any interest that accrues after the commencement of any bankruptcy, insolvency or other enforcement proceeding, regardless of whether allowed or allowable in whole or in part as a claim in any such proceeding), premiums, obligations (including indemnification obligations), fees, costs, expenses and other charges (including any costs, fees, expenses or other charges that accrue after the commencement of any bankruptcy, insolvency or other enforcement proceeding, regardless of whether allowed or allowable in whole or in part as a claim in any such proceeding), guaranties, and all covenants and duties of any other kind and description owing by the Issuer arising out of, under, pursuant to, in connection with, or evidenced by this Agreement and irrespective of whether for the payment of money, whether direct or indirect, absolute or contingent, due or to become due, now existing or hereafter arising, and including all interest not paid when due and all other expenses or other amounts that the Issuer is required to pay or reimburse by law or otherwise in connection with this Agreement. Any reference in this Agreement to the Obligations shall include all or any portion thereof and any extensions, modifications, renewals, or alterations thereof, both prior and subsequent to any bankruptcy, insolvency or other enforcement proceeding.

“OFAC” means the U.S. Department of Treasury Office of Foreign Assets Control.

“Ordinary Course of Business” means, in respect of any action or omission taken or not taken by any Person, the ordinary course of such Person’s business, as conducted by such Person in good faith and may include past practice, industry standards or customs, requirements of law or as may otherwise be determined from time to time in good faith by the board of directors (or other governing body) of such Person.

“Organizational Documents” means, with respect to any Person other than a natural person, the documents by which such Person was organized (such as a certificate of incorporation, certificate of limited partnership or articles of formation or organization, and including, without limitation, any certificates of designation for preferred stock or other forms of preferred equity) and the documents which relate to the internal governance of such Person (such as by-laws, a partnership agreement or an operating, limited liability company or members agreement).

“PBGC” means the Pension Benefit Guaranty Corporation and any Person succeeding to any or all of its functions under ERISA.

“Pension Plan” means any ERISA Plan that is subject to Section 412 of the Code or Title IV of ERISA to which the Issuer or any member of the Controlled Group may have a liability.

“Per Share Purchase Price” means the closing price of the Company’s Common Stock on Nasdaq on the Trading Day immediately prior to the Closing Date.

“Person” means an individual, a limited liability company, a partnership, a joint venture, a corporation, a trust, an unincorporated organization, any other entity or a government or any department or agency thereof.

“Permits” has the meaning set forth in Section 3.1.

“Permitted Contest” means a contest maintained in good faith by appropriate proceedings promptly instituted and diligently conducted and with respect to which such reserve or other appropriate provision, if any, as shall be required in conformity with GAAP shall have been made; provided that compliance with the obligation that is the subject of such contest is effectively stayed during such challenge.

“Purchaser” has the meaning set forth in the Preamble of this Agreement. “Purchaser Party” has the meaning set forth in Section 6.2.

“RCRA” means the Resource Conservation and Recovery Act of 1976.

“Related Person” means, collectively, director, officer, employee, manager, partner or equityholder, (or any of their respective immediate family members (as defined in 40 CFR § 170.305) or any affiliate or spouse of any such director, officer, employee, manager, partner, equityholder or immediate family member) of FF Global Partners LLC, FF Top Holding LLC, or any of their respective affiliates.

“Registration Statement” has the meaning set forth in Section 4.6. “Rule 144” has the meaning set forth in Section 8.16.

“Sanctions” has the meaning set forth in Section 3.20(a).

“SEC Reports” means all reports, schedules, forms, statements and other documents required to be filed by the Issuer under the Securities Act and the Exchange Act, including pursuant to Section 13(a) or 15(d) thereof, for the two years (or such shorter period as the Company was required by law or regulation to file such material) preceding the date hereof or the applicable Closing Date, as applicable.

“Securities Act” means the Securities Act of 1933, as amended, or any similar federal statute, and the rules and regulations thereunder as the same shall be in effect at the time.

“Securitization Transaction” shall mean any financing or factoring or similar transaction (or series of such transactions) entered by the Issuer or any of its Subsidiaries pursuant to which the Issuer or any of its Subsidiary may sell, convey or otherwise transfer, or grant a security interest in, accounts, payments, receivables, rights to future lease payments or residuals or similar rights to payment to a special purpose subsidiary or affiliate or any other Person.

“Shares” has the meaning set forth in Section 2.1(a).

“Signing Date” has the meaning set forth in the Preamble of this Agreement. “Standard Settlement Period” has the meaning set forth in Section 4.1(c). “Subscription Amount” has the meaning set forth in Section 2.1(a). “Subsidiary” means, with respect to any Person, any other Person of which an aggregate of more than 50% of the outstanding Capital Stock having ordinary voting power to elect a majority of the board of directors (or other applicable governing body) of such other Person is at the time, directly or indirectly, owned legally or beneficially by such Person or one or more Subsidiaries of such Person, or a combination thereof, or with respect to which any such Person has the right to vote or designate the vote of more than 50% of such Capital Stock whether by proxy, agreement, operation of Law or otherwise. Unless the context otherwise requires, each reference to a Subsidiary shall mean a Subsidiary of the Issuer.

“Synthetic Lease” shall mean a lease transaction under which the parties intend that (a) the lease will be treated as an “operating lease” by the lessee pursuant to Statement of Financial Accounting Standards No. 13, as amended and (b) the lessee will be entitled to various tax and other benefits ordinarily available to owners (as opposed to lessees) of like property.

“Trading Day” means a day on which the Common Stock is traded on Nasdaq.

“Transfer Agent” means Continental Stock Transfer & Trust Issuer, the current transfer agent of the Issuer and any successor transfer agent of the Issuer.

“True-Up Shares” has the meaning set forth in Section 4.5(b).

“U.S.” or “United States” means the United States of America.